Bagell,Josephs & Company, LLC

Certified Public Accountants

High Ridge Commons

Suites 400-403

200 Haddonfield-Berlin Road

Gibbsboro, NJ 08026

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated January 7, 2005, accompanying the financial statements of Merchandise Creations, Inc. on Form SB-2 for the year ended December 31, 2004 and the related statements of operations, stockholders’ equity, and cash flows for the period October 1, 2004 (Inception) through December 31, 2004. We hereby consent to the incorporation by reference of said report on the Registration Statement of Merchandise Creations, Inc. on Form SB-2.

Signed,

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.

Bagell, Josephs & Company, LLC

January 7, 2005